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Allied Capital Corporation II and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Share
Form 10-Q
March 31, 1997

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
                                                                     For the Three Months Ended
                                                                               March 31,
                                                                    -----------------------------
                                                                         1997           1996
                                                                    -----------------------------
Primary Earnings Per Share:

         Net Increase in Net Assets Resulting
              from Operations                                           $3,033,000     $5,949,000
                                                                    =============================

         Weighted average number of
              shares outstanding                                         7,583,306      7,080,110

         Weighted average number of
              shares issuable on exercise
              of outstanding stock options                                  91,073         63,002
                                                                    -----------------------------

         Weighted average number of shares and
              share equivalents outstanding                              7,674,379      7,143,112
                                                                    =============================

         Earnings per Share                                                  $0.40          $0.83
                                                                    =============================

Fully Diluted Earnings Per Share:

         Net Increase in Net Assets Resulting
              from Operations                                           $3,033,000     $5,949,000
                                                                    =============================

         Weighted average number of
              shares and share equivalents
              outstanding as computed for
              primary earnings per share                                 7,674,379      7,143,112

         Weighted average of additional
              shares issuable on exercise
              of outstanding stock options                                       -         14,080
                                                                    -----------------------------

         Weighted average of shares and
              share equivalents outstanding, as adjusted                 7,674,379      7,157,192
                                                                    =============================

         Earnings per Share                                                  $0.40          $0.83
                                                                    =============================
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